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                                                                 Exhibit 10.6.1


                                    AMENDMENT
                                       TO
             COMAIR HOLDINGS, INC. 1992 DIRECTORS' STOCK OPTION PLAN
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     The Comair Holdings, Inc. 1992 Directors' Stock Option Plan, as amended
("Plan"), established as an incentive to the attraction and retention of qualified directors of the Company, is amended in accordance with the following terms and provisions.

     1. All capitalized terms used herein shall have the meanings assigned to them in the Plan unless the context hereof requires otherwise. Any definitions as capitalized terms set forth herein shall be deemed incorporated into the Plan as amended by these provisions.

     2.   Section 4.3 of the Plan is amended in its entirety to read as follows:

               "4.3 In the event of the dissolution or liquidation of the Company or any merger, other than a merger for the purpose of redomestication of the Company not involving a change of control, consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which the outstanding shares of the Company are converted into cash, other securities or other property, each outstanding option issued hereunder shall terminate as of a date fixed by the Committee provided that not less than 20 days' written notice of the date of expiration shall be given to each holder of an option and each such holder shall have the right during such period following notice to exercise all or any part of the outstanding options."

     3. The first paragraph of Section 8 of the Plan is amended in its entirety to read as follows:

               "8. VESTING AND EXERCISE OF OPTIONS. The right to exercise options shall vest on the date of granting thereof. An option may be exercised by an Eligible Director as to all or part of the shares covered thereby by giving written notice to the Company at its principal office, directed to the attention of its Chief Financial Officer. In the sole discretion of the Committee, payment of the Option Price may be made in cash, by the tender of shares which have been owned for six months, or both. The value of each share tendered shall be deemed to be the fair market value for a share on the day the shares are tendered for payment. The fair market value of shares of Common Stock of the Company on any date shall be equal


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          to the last sale price reported on any stock exchange or
          over-the-counter trading system on which shares are trading on such date. If no sale has been made on such date, then the last sale price on the last preceding day on which any such sale shall have been made shall be used in determining such fair market value. If the Common Stock is not trading in a market reporting last sale prices, the average of closing bid and ask prices shall be used in lieu of last sale prices."

     4.   Section 9 of the Plan is amended in its entirety to read as follows:

               "9. TRANSFERABILITY OF OPTIONS. During the lifetime of an Eligible Director to whom an option has been granted, such option is not transferrable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Director to whom an option has been granted, the option may be transferred to the beneficiaries or heirs of the holder of the option by will or by the laws of descent and distribution.

               Notwithstanding the above, the Committee may, establish or modify the terms of the option to allow the option to be transferred at the request of the grantee of the option to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee. If the Committee allows such transfer, such options shall not be exercisable for a period of six months following the action of the Committee."

     5. Section 11 of the Plan shall be amended in its entirety to read as follows:

               "11. DEATH OR DISABILITY OF OPTIONEE. If an optionee shall cease to be an Eligible Director on account of disability or death, or an optionee dies or is disabled during the three month period following the date such person ceases to be an Eligible Director, an option theretofore granted to such Eligible Director may be exercised by the optionee or, in the case of death, by the legal representative of the estate of the deceased option holder or by the person or persons to whom such Eligible Director's rights under the option shall pass by will or the laws of descent and distribution, at any time during the remaining term of the option not to exceed ten (10) years from the date of grant. "Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to

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          perform such individual's responsibilities as determined by the
          Compensation Committee."

     6. Section 12 of the Plan shall be amended by changing the title of such Section to "NO FURTHER RIGHTS".

     7. All of the terms, conditions and provisions of the Plan not herein modified are hereby ratified and confirmed and shall remain in full force and effect. In the event a term, condition or provision of the Plan conflicts with a term, condition or provision of these amendments, these amendments shall govern.

     IN WITNESS WHEREOF, Comair Holdings, Inc. has caused this Amendment to be executed this 18th day of May, 1999.

                                                  COMAIR HOLDINGS, INC.



                                                  By: /s/ David R. Mueller
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